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                                                                    EXHIBIT 99.1

                        ADVANCED MARKETING SERVICES, INC.
                          ANNOUNCES DELAY OF FORM 10-K
                      FOR FISCAL YEAR ENDED MARCH 31, 2004

San Diego, California - June 14, 2004 - Advanced Marketing Services, Inc. (NYSE:
MKT) ("AMS" or the "Company"), a leading global provider of customized wholesaling and distribution services to book retailers and publishers, announced that it will not file its Form 10-K for the fiscal year ended March 31, 2004 on time. The Company has filed a Form 12b-25 with the Securities and Exchange Commission indicating the delayed filing of the fiscal 2004 Form 10-K.

As the Company previously announced, it is in the process of restating financial information for the fiscal year ended March 31, 2003 and certain prior fiscal years. The restatement relates to certain cooperative advertising practices and related accounting, and relates primarily to the timing and quantification of recognition of revenue and reversal of accrued liabilities. The Company currently estimates that the cumulative effect of the restatement will be a reduction to net income of approximately $10 million for the seven-year period ended March 31, 2003. This estimate is subject to change based on continuing work related to the restatement.

The complexity of the restatement, and the multi-year impact, has resulted in a labor-intensive and time-consuming process. Extensive work has been completed to review and validate the accounting records related to the restatement. The Company will file its Form 10-K for the fiscal year ended March 31, 2004 upon, among other things, completion of the restatement and related internal review, and when the independent auditors have finished their audit of the restated financial statements for the fiscal years ended March 31, 2003 and 2002, and their audit of the financial statements for the fiscal year ended March 31, 2004.

The Company has devoted, and will continue to devote, significant resources to expedite the work necessary to file its fiscal 2004 Form 10-K as soon as possible. However, there can be no assurances as to when the restatement and the related internal review and the independent audit of the financial statements to be included in the 2004 Form 10-K will be completed and the fiscal 2004 Form 10-K filed.

ABOUT ADVANCED MARKETING SERVICES

Headquartered in San Diego, California, Advanced Marketing Services, Inc. (AMS) is a leading global provider of customized wholesaling, distribution and publishing services to the book industry. The Company has operations in the U.S., Canada, Mexico, Singapore, the United Kingdom and Australia and employs approximately 1,400 people worldwide. AMS provides a full range of value-added services that provide its retail customers with book buying advice and expert supply chain management, including advertising and promotional support, to ensure the success of their book programs. The Company's proprietary Vendor Managed Inventory (VMI) software is a unique tool that allows its book specialists to efficiently and effectively manage the book distribution supply chain for the benefit of its membership warehouse club customers. Publishers Group Worldwide (PGW), the global book distribution arm of AMS, provides independent publishers with exclusive full service English language sales and distribution services. PGW ranks as one of the top 10 book vendors in the United States and is also the largest North American distributor for independent publishers.


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Recent press releases on Advanced Marketing Services, Inc. are available on both the Company's Website, www.advmkt.com, and on Business Wire, www.businesswire.com.

Forward-looking statements in this news release are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements that involve risks and uncertainties, and include the statement that the Company estimates that the cumulative effect of the restatement will be a reduction to net income of approximately $10 million over a seven-year period. Certain important factors could cause results to differ materially from those anticipated by the forward-looking statements including factors discussed from time to time in reports filed by the Company with the Securities and Exchange Commission.

FOR FURTHER INFORMATION:

Investor Relations:                          Media Contacts:
Chuck Williams                               The McQuerter Group
Director of Investor Relations               Greg McQuerter or Tina Wilmott
Advance Marketing Services, Inc.             (858) 450-0030 x140
(858) 450-3545                               twilmott@mcquerter.com
chuckw@advmkt.com


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